Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Pike Electric Corporation of our reports dated September 6, 2011, with respect to the consolidated financial statements and schedule of Pike Electric Corporation, and the effectiveness of internal control over financial reporting of Pike Electric Corporation, included in this Annual Report (Form 10-K) for the year ended June 30, 2011.

1.
Registration Statement (Form S-8 No. 333-126902) pertaining to the Pike Holdings, Inc. 2002 Stock Options A, Pike Holdings, Inc. 2002 Stock Options Plan B, and Pike Electric Corporation 2005 Omnibus Incentive Compensation Plan,

2.	Registration Statement (Form S-8 No. 333-150815) pertaining to the Pike Electric Corporation 2008 Omnibus Incentive Compensation Plan,

3.	Registration Statement (Form S-8 No. 333-130087) pertaining to the Pike Electric Corporation Employee Stock Purchase Plan,

4.	Registration Statement (Form S-3 No. 333-137158) pertaining to Pike Electric Corporation,

5.	Registration Statement (Form S-3 No. 333-160618) pertaining to Pike Electric Corporation, and

6.	Registration Statement (Form S-8 No. 333-172446) pertaining to Pike Compensation Deferral Plan.

/s/ Ernst & Young LLP

Greensboro, North Carolina
September 6, 2011